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                                                                      Exhibit 23





The Board of Directors
Global Election Systems Inc.


We consent to incorporation by reference in the registration statement (No. 0-24725) on Form 10-SB/A of Global Election Systems Inc. of our report dated 25 August 1999, relating to the consolidated balance sheets of Global Election Systems Inc. and subsidiaries as of 30 June 1999 and 1998, and the related consolidated statements of changes in stockholders equity, income (loss) and cash flows for the periods ended 30 June 1999, 1998, 1997 and 31 December 1996, which report appears in the 30 June 1999, annual report on Form 10-KSB of Global Election Systems Inc. to which use in the Form 10KSB we also consent.






                                                Staley, Okada, Chandler & Scott


Burnaby, B.C.                                   STALEY, OKADA, CHANDLER & SCOTT
28 September 1999                                         CHARTERED ACCOUNTANTS

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